Exhibit 99.1
Planet Fitness, Inc. Announces Fourth Quarter and Year-End 2020 Results

Hampton, NH, February 18, 2021 - Today, Planet Fitness, Inc. (NYSE:PLNT) reported financial results for its fourth quarter ended December 31, 2020.
“With our members’ health, safety and best interests at the forefront of our decisions, combined with the strong foundation we’ve built with our franchisees over nearly two decades, Planet Fitness has been able to successfully weather the ongoing challenges created by COVID-19 thus far,” said Chris Rondeau, Chief Executive Officer. “We are encouraged with our start to 2021, as we have seen net member growth and improved usage, which we believe is a testament to our messaging and marketing efforts. While we anticipate the operating environment to remain volatile and unit growth to be modest in the near-term, we are increasingly optimistic about our growth opportunities as the vaccine continues to rollout and consumers increasingly return to daily activities, such as bricks and mortar fitness. This includes capitalizing on industry consolidation and more favorable real estate trends which we believe will emerge over the next several years to expand our store footprint, evolving our technological capabilities to enhance our digital engagement, and most importantly, providing our welcoming and accessible fitness offering to more people around the world.”
Fourth Quarter Fiscal 2020 Highlights
•Total revenue decreased from the prior year period by 30.1% to $133.8 million.
•System-wide same store sales decreased 10.6%.
•Net income attributable to Planet Fitness, Inc. was $8.7 million, or $0.11 per diluted share, compared to net income attributable to Planet Fitness, Inc. of $29.7 million, or $0.36 per diluted share, in the prior year period.
•Net income was $9.7 million, compared to net income of $34.3 million in the prior year period.
•Adjusted net income(1) decreased 61.6% to $15.1 million, or $0.17 per diluted share, compared to $39.2 million, or $0.44 per diluted share, in the prior year period.
•Adjusted EBITDA(1) decreased 33.3% to $51.1 million from $76.6 million in the prior year period.
•41 new Planet Fitness stores were opened system-wide during the period, bringing system-wide total stores to 2,124 as of December 31, 2020.
Fiscal Year 2020 Highlights
•Total revenue decreased from the prior year by 41.0% to $406.6 million.
•Net income (loss) attributable to Planet Fitness, Inc. was a loss of $15.0 million, or $0.19 per diluted share, compared to income of $117.7 million, or $1.41 per diluted share, in the prior year.
•Net income (loss) was a loss of $15.2 million, compared to income of $135.4 million in the prior year.
•Adjusted net income(1) decreased 97.9% to $3.1 million, or $0.04 per diluted share, compared to $146.7 million, or $1.59 per diluted share, in the prior year.
•Adjusted EBITDA(1) decreased 57.3% to $120.4 million from $282.2 million in the prior year.
•130 new Planet Fitness stores were opened system-wide during the year, bringing system-wide total stores to 2,124 as of December 31, 2020.
(1) Adjusted net income, Adjusted EBITDA and Adjusted net income per share, diluted are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income to U.S. GAAP (“GAAP”) net income and a computation of Adjusted net income per share, diluted, see “Non-GAAP Financial Measures” accompanying this press release.
Operating Results for the Fourth Quarter Ended December 31, 2020
For the fourth quarter of 2020, total revenue decreased $57.7 million or 30.1% to $133.8 million from $191.5 million in the prior year period. By segment:
•Franchise segment revenue decreased $6.4 million or 8.8% to $66.9 million from $73.3 million in the prior year period. The decrease in franchise segment revenue for the fourth quarter of 2020 is primarily a result of temporary store closures related to COVID-19, as well as reduced membership levels, and lower equipment placement revenue partially offset by higher royalties on annual fees as a result of catch-up annual fee billings from periods when stores were closed, as they reopen;

•Corporate-owned stores segment revenue decreased $2.3 million or 5.6% to $38.9 million from $41.2 million in the prior year period. The $2.3 million decrease was primarily a result of temporary store closures related to COVID-19, as well as reduced membership levels, partially offset by revenue as a result of the acquisition of 12 franchisee-owned stores in December 2019 and the opening of nine new corporate-owned stores since October 1, 2019; and
•Equipment segment revenue decreased $49.0 million or 63.7% to $28.0 million from $77.0 million in the prior year period, due to lower equipment sales to new and existing franchisee-owned stores primarily as a result of COVID-19, and the 12-month and 18-month extensions we gave to franchisees for all new store development and re-equipment investment obligations, respectively.
System-wide same store sales decreased 10.6%. By segment, franchisee-owned same store sales decreased 10.6% and corporate-owned same store sales decreased 11.7%.
For the fourth quarter of 2020, net income attributable to Planet Fitness, Inc. was $8.7 million, or $0.11 per diluted share, compared to net income attributable to Planet Fitness, Inc. of $29.7 million, or $0.36 per diluted share, in the prior year period. Net income was $9.7 million in the fourth quarter of 2020 compared to $34.3 million in the prior year period. Adjusted net income decreased 61.6% to $15.1 million, or $0.17 per diluted share, from $39.2 million, or $0.44 per diluted share, in the prior year period. Adjusted net income has been adjusted to reflect a normalized income tax rate of 26.6% for the fourth quarter of 2020 and 26.8% for the prior year period and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).
Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), decreased 33.3% to $51.1 million from $76.6 million in the prior year period.
Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).
•Franchise segment EBITDA decreased $7.2 million or 14.1% to $43.6 million. The decrease is primarily a result of temporary store closures related to COVID-19, as well as reduced membership levels;
•Corporate-owned stores segment EBITDA decreased $2.8 million or 18.6% to $12.3 million. The decrease is primarily a result of temporary store closures related to COVID-19, as well as reduced membership levels, partially offset by a loss on reacquired franchise rights of $1.8 million in the prior year quarter; and
•Equipment segment EBITDA decreased by $15.5 million or 83.2% to $3.1 million, due to lower equipment sales to new and existing franchisee-owned stores primarily as a result of COVID-19, and the 12-month and 18-month extensions we gave to franchisees for all new store development and re-equipment investment obligations, respectively.
Operating Results for the Fiscal Year Ended December 31, 2020
For the fiscal year ended December 31, 2020, total revenue decreased $282.2 million or 41.0% to $406.6 million from $688.8 million in the prior year. By segment:
•Franchise segment revenue decreased $71.4 million or 25.7% to $206.2 million from $277.6 million in the prior year primarily as a result of temporary store closures related to COVID-19 beginning in March 2020, as well as reduced membership levels, and lower equipment placement revenue;
•Corporate-owned stores segment revenue decreased $42.6 million or 26.6% to $117.1 million from $159.7 million in the prior year, primarily as a result of temporary store closures related to COVID-19 beginning in March 2020, as well as reduced membership levels, partially offset by revenue as a result of the acquisition of 16 franchisee-owned stores and the opening of 11 new corporate-owned stores since January 1, 2019.; and
•Equipment segment revenue decreased $168.2 million or 66.9% to $83.3 million from $251.5 million in the prior year, driven by lower equipment sales to new and existing franchisee-owned stores primarily as a result of COVID-19 related closures beginning in March 2020, and the 12-month and 18-month extensions we gave to franchisees for all new store development and re-equipment investment obligations, respectively.

For the year ended December 31, 2020, net income (loss) attributable to Planet Fitness, Inc. was a loss of $15.0 million, or $0.19 per diluted share, compared to income of $117.7 million, or $1.41 per diluted share, in the prior year. Net income (loss) was a loss of $15.2 million in 2020 compared to income of $135.4 million in the prior year. Adjusted net income decreased 97.9% to $3.1 million, or $0.04 per diluted share, from $146.7 million, or $1.59 per diluted share, in the prior year period. Adjusted net income has been adjusted to reflect a normalized income tax rate of 26.6% for the year ended December 31, 2020 and 26.8% for the prior year period and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).
Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), decreased 57.3% to $120.4 million from $282.2 million in the prior year period.
Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).
•Franchise segment EBITDA decreased $77.3 million or 40.2% to $115.0 million driven by COVID-19 related store closures beginning in March 2020, reduced membership levels, and higher national advertising fund expense, partially offset by lower franchise-related payroll and operational expenses;
•Corporate-owned stores segment EBITDA decreased $41.9 million or 63.9% to $23.7 million, driven primarily by COVID-19 related store closures beginning in March 2020, as well as reduced membership levels; and
•Equipment segment EBITDA decreased by $46.5 million or 78.0% to $13.1 million driven by lower equipment sales to new and existing franchisee-owned stores primarily as a result of COVID-19 related closures beginning in March 2020, and the 12-month and 18-month extensions we gave to franchisees for all new store development and re-equipment investment obligations, respectively.
2021 Outlook
As a result of the uncertainty surrounding the COVID-19 pandemic, the Company is not providing 2021 full year outlook at this time.

Presentation of Financial Measures
Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.
The financial information presented in this press release includes non-GAAP financial measures such as EBITDA, Segment EBITDA, Adjusted EBITDA, Adjusted net (loss) income and Adjusted net (loss) income per share, diluted, to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net (loss) income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net (loss) income and Adjusted net (loss) income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net (loss) income and Adjusted net (loss) income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of EBITDA, Adjusted EBITDA, Total Segment EBITDA, Adjusted net (loss) income, and Adjusted net (loss) income per share, diluted, to their most directly comparable GAAP financial measure.
The non-GAAP financial measures used in our full-year outlook will differ from net (loss) income and net (loss) income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net (loss) income or net (loss) income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted net (loss) income and Adjusted net (loss) income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net (loss) income and net (loss) income per share, diluted, for the year ending December 31, 2021. These items are uncertain, depend on many factors and could have a material impact on our net (loss) income and net (loss) income per share, diluted, for the year ending December 31, 2021.
Same store sales refers to year-over-year sales comparisons for the same store sales base of both corporate-owned and franchisee-owned stores, which is calculated for a given period by including only sales from stores that had sales in the comparable months of both years. We define the same store sales base to include those stores that have been open and for which monthly membership dues have been billed for longer than 12 months. We measure same store sales based solely upon monthly dues billed to members of our corporate-owned and franchisee-owned stores. Because less than 50% of our stores in the same store sales base had membership billings in all of the months included in the year ended December 31, 2020, we are not providing same store sales comparisons for that period. For the three months ending December 31, 2020, we have provided same store sales comparisons for the stores that had monthly membership billings in all three months of both years.
Investor Conference Call
The Company will hold a conference call at 4:30 pm (ET) on February 18, 2021 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of December 31, 2020, Planet Fitness had approximately 13.5 million members and 2,124 stores in 50 states, the District of Columbia, Canada, Panama, Mexico and Australia. The Company's mission is to enhance people's lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 95% of Planet Fitness stores are owned and operated by independent business men and women.

Investor Contact:

Brendon Frey, ICR
brendon.frey@icrinc.com
203-682-8200
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650

Julia Young, ICR
julia.young@icrinc.com
646-277-1280
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the heading “2021 Outlook,” those attributed to the Company’s Chief Executive Officer in this press release, and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as "believe," “expect,” “goal,” plan,” “will,” “prospects,” “future,” “strategy” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include risks and uncertainties associated with the duration and impact of COVID-19, which has resulted and may continue to result in store closures and a decrease in our net membership base and may give rise to or heighten one or more of the other risks and uncertainties described herein, competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain members, the Company's and franchisees' ability to identify and secure suitable sites for new franchise stores, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, failures, interruptions or security breaches of the Company's information systems or technology, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2019 the Company’s quarterly reports on Form 10-Q, and, once available, the Company's annual report on Form 10-K for the year ended December 31, 2020, as well as the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries
Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the three months ended December 31,		For the year ended December 31,
	2020	2019	2020	2019
Revenue:
Franchise	$49,863	$58,515	$162,159	$223,139
Commission income	213	1,615	696	4,288
National advertising fund revenue	16,792	13,169	43,301	50,155
Corporate-owned stores	38,918	41,216	117,142	159,697
Equipment	27,985	76,996	83,320	251,524
Total revenue	133,771	191,511	406,618	688,803
Operating costs and expenses:
Cost of revenue	25,330	59,378	70,955	194,449
Store operations	25,588	22,745	87,797	86,108
Selling, general and administrative	17,442	20,874	68,585	78,818
National advertising fund expense	15,015	13,167	61,255	50,153
Depreciation and amortization	14,396	12,030	53,832	44,346
Other loss	3,828	1,747	4,434	1,846
Total operating costs and expenses	101,599	129,941	346,858	455,720
Income from operations	32,172	61,570	59,760	233,083
Other income (expense), net:
Interest income	302	1,468	2,937	7,053
Interest expense	(20,723)	(16,660)	(82,117)	(60,852)
Other income (expense), net	5,687	(1,283)	4,903	(6,107)
Total other expense, net	(14,734)	(16,475)	(74,277)	(59,906)
Income (expense) before income taxes	17,438	45,095	(14,517)	173,177
Provision for income taxes	7,756	10,840	687	37,764
Net income (loss)	9,682	34,255	(15,204)	135,413
Less net income (loss) attributable to non-controlling interests	992	4,590	(213)	17,718
Net income (loss) attributable to Planet Fitness, Inc.	$8,690	$29,665	$(14,991)	$117,695
Net income (loss) per share of Class A common stock:
Basic	$0.11	$0.37	$(0.19)	$1.42
Diluted	$0.11	$0.36	$(0.19)	$1.41
Weighted-average shares of Class A common stock outstanding:
Basic	81,912	80,831	80,303	82,977
Diluted	82,497	81,453	80,303	83,619

Planet Fitness, Inc. and subsidiaries
Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except per share amounts)

	December 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$439,478	$436,256
Restricted cash	76,322	42,539
Accounts receivable, net of allowance for bad debts of $7 and $111 at December 31, 2020 and 2019, respectively	16,447	42,268
Inventory	473	877
Prepaid expenses	11,881	8,025
Other receivables	16,754	9,226
Income tax receivable	5,461	947
Total current assets	566,816	540,138
Property and equipment, net of accumulated depreciation of $107,720, as of December 31, 2020 and $73,621 as of December 31, 2019	160,677	145,481
Right-of-use assets, net	164,252	155,633
Intangible assets, net	217,075	233,921
Goodwill	227,821	227,821
Deferred income taxes	511,200	412,293
Other assets, net	1,896	1,903
Total assets	$1,849,737	$1,717,190
Liabilities and stockholders' deficit
Current liabilities:
Current maturities of long-term debt	$17,500	$17,500
Accounts payable	19,388	21,267
Accrued expenses	22,042	31,623
Equipment deposits	795	3,008
Deferred revenue, current	26,691	27,596
Payable pursuant to tax benefit arrangements, current	—	26,468
Other current liabilities	25,479	18,016
Total current liabilities	111,895	145,478
Long-term debt, net of current maturities	1,676,426	1,687,505
Borrowings under Variable Funding Notes	75,000	—
Lease liabilities, net of current portion	167,910	152,920
Deferred revenue, net of current portion	32,587	34,458
Deferred tax liabilities	881	1,116
Payable pursuant to tax benefit arrangements, net of current portion	488,200	400,748
Other liabilities	2,511	2,719
Total noncurrent liabilities	2,443,515	2,279,466
Stockholders' equity (deficit):
Class A common stock, $.0001 par value - 300,000 shares authorized, 82,821 and 78,525 shares issued and outstanding as of December 31, 2020 and 2019, respectively	8	8
Class B common stock, $.0001 par value - 100,000 shares authorized, 3,722 and 8,562 shares issued and outstanding as of December 31, 2020 and 2019, respectively	1	1
Accumulated other comprehensive income	27	303
Additional paid in capital	45,673	29,820
Accumulated deficit	(751,578)	(736,587)
Total stockholders' deficit attributable to Planet Fitness Inc.	(705,869)	(706,455)
Non-controlling interests	196	(1,299)
Total stockholders' deficit	(705,673)	(707,754)
Total liabilities and stockholders' deficit	$1,849,737	$1,717,190

Planet Fitness, Inc. and subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(15,204)	$135,413
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,832	44,346
Amortization of deferred financing costs	6,411	5,454
Amortization of favorable leases and asset retirement obligations	57	237
Deferred tax expense	7,213	21,625
(Gain) loss on re-measurement of tax benefit arrangement	(5,949)	5,966
Provision for bad debts	(74)	87
Gain on disposal of property and equipment	(107)	(159)
Other	(494)	(472)
Loss on reacquired franchise rights	—	1,810
Equity-based compensation	4,777	4,826
Changes in operating assets and liabilities:
Accounts receivable	23,611	(895)
Inventory	404	4,244
Other assets and other current assets	(2,676)	(3,198)
Accounts payable and accrued expenses	(10,938)	(6,268)
Other liabilities and other current liabilities	4,384	1,687
Income taxes	(4,461)	6,231
Payments pursuant to tax benefit arrangements	(26,621)	(24,998)
Equipment deposits	(2,212)	(4,900)
Deferred revenue	(2,842)	11,452
Deferred rent	2,027	1,823
Net cash provided by operating activities	31,138	204,311
Cash flows from investing activities:
Additions to property and equipment	(52,560)	(57,890)
Acquisitions of franchises	—	(52,613)
Proceeds from sale of property and equipment	282	109
Purchase of intellectual property	—	(300)
Net cash used in investing activities	(52,278)	(110,694)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	75,000	550,000
Proceeds from issuance of Class A common stock	2,571	2,863
Principal payments on capital lease obligations	(165)	(93)
Repayment of long-term debt	(17,500)	(12,000)
Payment of deferred financing and other debt-related costs	—	(10,577)
Repurchase and retirement of Class A common stock	—	(458,166)
Dividend equivalent paid to members of Pla-Fit Holdings	(234)	(243)
Distributions to members of Pla-Fit Holdings	(1,822)	(7,436)
Net cash provided by financing activities	57,850	64,348
Effects of exchange rate changes on cash and cash equivalents	295	691
Net increase in cash, cash equivalents and restricted cash	37,005	158,656
Cash, cash equivalents and restricted cash, beginning of period	478,795	320,139
Cash, cash equivalents and restricted cash, end of period	$515,800	$478,795
Supplemental cash flow information:
Net cash paid (refund received) for income taxes	$(2,157)	$10,001
Cash paid for interest	$75,629	$53,713
Non-cash investing activities:
Non-cash additions to property and equipment	$1,172	$2,827

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, Total Segment EBITDA, Adjusted EBITDA, Adjusted net (loss) income and Adjusted net (loss) income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net (loss) income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net (loss) income and Adjusted net (loss) income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net (loss) income, and Adjusted net (loss) income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.
EBITDA, Segment EBITDA and Adjusted EBITDA
We refer to EBITDA and Adjusted EBITDA as we use these measures to evaluate our operating performance and we believe these measures provide useful information to investors in evaluating our performance. We have also disclosed Segment EBITDA as an important financial metric utilized by the Company to evaluate performance and allocate resources to segments in accordance with ASC 280, Segment Reporting. We define EBITDA as net (loss) income before interest, taxes, depreciation and amortization. Segment EBITDA sums to Total Segment EBITDA which is equal to the Non-GAAP financial metric EBITDA. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our segments as well as the business as a whole. Our board of directors also uses EBITDA as a key metric to assess the performance of management. We define Adjusted EBITDA as net (loss) income before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. These items include certain purchase accounting adjustments, stock offering-related costs, and certain other charges and gains. We believe that Adjusted EBITDA is an appropriate measure of operating performance in addition to EBITDA because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors in comparing the core performance of our business from period to period.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is set forth below.

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
(in thousands)
Net income (loss)	$9,682	$34,255	$(15,204)	$135,413
Interest income	(302)	(1,468)	(2,937)	(7,053)
Interest expense	20,723	16,660	82,117	60,852
Provision for income taxes	7,756	10,840	687	37,764
Depreciation and amortization	14,396	12,030	53,832	44,346
EBITDA	$52,255	$72,317	$118,495	$271,322
Purchase accounting adjustments-revenue(1)	63	244	279	768
Purchase accounting adjustments-rent(2)	90	122	490	470
Loss on reacquired franchise rights(3)	—	1,810	—	1,810
Severance costs(4)	(9)	—	981	—
Pre-opening costs(5)	306	772	1,520	1,793
Legal matters(6)	3,854	—	5,810	—
Tax benefit arrangement remeasurement(7)	(5,447)	1,328	(5,949)	5,966
Other(8)	—	(7)	(1,265)	48
Adjusted EBITDA	$51,112	$76,586	$120,361	$282,177

(1)Represents the impact of revenue-related purchase accounting adjustments associated with the acquisition of Pla-Fit Holdings on November 8, 2012 by TSG (the “2012 Acquisition”). At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.
(2)Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $0.1 million, $0.1 million and $0.2 million in the three months ended December 31, 2019 and the years ended December 31, 2020 and 2019, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $0.1 million, $0.1 million, $0.4 million and $0.3 million in the three months ended December 31, 2020 and 2019 and the years ended December 31, 2020 and 2019, respectively, are due to the amortization of favorable and unfavorable lease intangible assets. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.
(3)Represents the impact of a non-cash loss recorded in accordance with ASC 805 - Business Combinations related to our acquisition of 12 franchisee-owned stores in December 2019. The loss recorded under GAAP represents the difference between the fair value of the reacquired franchise rights and the contractual terms of the reacquired franchise rights and is included in other (gain) loss on our consolidated statements of operations.
(4)Represents severance expense recorded in connection with a reduction in force in the year ended December 31, 2020.
(5)Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.
(6)Represents costs associated with legal matters in which the Company is a defendant. This amount includes expense of $3.8 million related to the settlement of legal claims in the three months and year ended December 31, 2020, and

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

includes a $2.0 million reserve against an indemnification receivable related to a legal matter in the year ended December 31, 2020.
(7)Represents gains and losses related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.
(8)Represents certain other charges and gains that we do not believe reflect our underlying business performance. In the year ended December 31, 2020 this amount includes a $1.4 million gain related to an employee retention payroll tax credit received in connection with the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act").
A reconciliation of Segment EBITDA to Total Segment EBITDA is set forth below.

	Three months ended December 31,		Year ended December 31,
(in thousands)	2020	2019	2020	2019
Segment EBITDA
Franchise	$43,582	$50,734	$114,968	$192,281
Corporate-owned stores	12,296	15,108	23,672	65,613
Equipment	3,149	18,698	13,097	59,618
Corporate and other	(6,772)	(12,222)	(33,242)	(46,190)
Total Segment EBITDA(1)	$52,255	$72,318	$118,495	$271,322
(1) Total Segment EBITDA is equal to EBITDA.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

Adjusted Net Income (loss) and Adjusted Net Income (loss) per Diluted Share
Our presentation of Adjusted net income (loss) assumes that all net income (loss) is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-recurring items that we do not believe directly reflect our core operations. Adjusted net income (loss) per share, diluted, is calculated by dividing Adjusted net income (loss) by the total shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income (loss) and Adjusted net income (loss) per share, diluted, are supplemental measures of operating performance that do not represent, and should not be considered, alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income (loss) and Adjusted net income (loss) per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of Adjusted net income (loss) to net income (loss), the most directly comparable GAAP measure, and the computation of Adjusted net income (loss) per share, diluted, are set forth below.

	Three months ended December 31,		Year ended December 31,
(in thousands, except per share amounts)	2020	2019	2020	2019
Net income (loss)	$9,682	$34,255	$(15,204)	$135,413
Provision for income taxes, as reported	7,756	10,840	687	37,764
Purchase accounting adjustments-revenue(1)	63	244	279	768
Purchase accounting adjustments-rent(2)	90	122	490	470
Loss on reacquired franchise rights(3)	—	1,810	—	1,810
Severance costs(4)	(9)	—	981	—
Pre-opening costs(5)	306	772	1,520	1,793
Legal matters(6)	3,854	—	5,810	—
Tax benefit arrangement remeasurement(7)	(5,447)	1,328	(5,949)	5,966
Other(8)	—	(7)	(1,265)	48
Purchase accounting amortization(9)	4,211	4,164	16,846	16,318
Adjusted income before income taxes	$20,506	$53,528	$4,195	$200,350
Adjusted income taxes(10)	5,455	14,346	1,116	53,694
Adjusted net income	$15,051	$39,182	$3,079	$146,656

Adjusted net income per share, diluted	$0.17	$0.44	$0.04	$1.59

Adjusted weighted-average shares outstanding(11)	87,117	90,015	87,166	92,358

(1)Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 Acquisition. At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.
(2)Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $0.1 million, $0.1 million and $0.2 million in the three months ended December 31, 2019 and the years ended December 31, 2020 and 2019, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

would have been recorded had the 2012 Acquisition not occurred. Adjustments of $0.1 million, $0.1 million, $0.4 million and $0.3 million in the three months ended December 31, 2020 and 2019 and the years ended December 31, 2020 and 2019, respectively, are due to the amortization of favorable and unfavorable lease intangible assets. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.
(3)Represents the impact of a non-cash loss recorded in accordance with ASC 805 - Business Combinations related to our acquisition of 12 franchisee-owned stores in December 2019. The loss recorded under GAAP represents the difference between the fair value of the reacquired franchise rights and the contractual terms of the reacquired franchise rights and is included in other (gain) loss on our consolidated statements of operations.
(4)Represents severance expense recorded in connection with a reduction in force in the year ended December 31, 2020.
(5)Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.
(6)Represents costs associated with legal matters in which the Company is a defendant. This amount includes expense of $3.8 million related to the settlement of legal claims in the three months and year ended December 31, 2020, and includes a $2.0 million reserve against an indemnification receivable related to a legal matter in the year ended December 31, 2020.
(7)Represents gains and losses related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.
(8)Represents certain other charges and gains that we do not believe reflect our underlying business performance. In the year ended December 31, 2020 this amount includes a $1.4 million gain related to an employee retention payroll tax credit received in connection with the CARES Act.
(9)Includes $3.1 million, $3.1 million, $12.4 million and $12.4 million of amortization of intangible assets, other than favorable leases, for the three months ended December 31, 2020 and 2019 and the years ended December 31, 2020 and 2019, respectively recorded in connection with the 2012 Acquisition, and $1.1 million, $1.1 million, $4.5 million and $4.0 million of amortization of intangible assets for the three months ended December 31, 2020 and 2019 and the years ended December 31, 2020 and 2019, respectively, created in connection with historical acquisitions of franchisee-owned stores. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with GAAP, in each period.
(10)Represents corporate income taxes at an assumed effective tax rate of 26.6% for the three months and year ended December 31, 2020 and 26.8% for the three months and year ended December 31, 2019, applied to adjusted income before income taxes.
(11)Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted is set forth below for the three months and years ended December 31, 2020 and 2019:

	For the three months ended December 31, 2020			For the three months ended December 31, 2019
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$8,690	82,497	$0.11	$29,665	81,453	$0.36
Assumed exchange of shares(2)	992	4,620		4,590	8,562
Net Income	9,682			34,255
Adjustments to arrive at adjusted income before income taxes(3)	10,824			19,273
Adjusted income before income taxes	20,506			53,528
Adjusted income taxes(4)	5,455			14,346
Adjusted Net Income	$15,051	87,117	$0.17	$39,182	90,015	$0.44
(1)Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.
(2)Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and share of Class B common stock for shares of Class A common stock.
(3)Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.
(4)Represents corporate income taxes at an assumed effective tax rate of 26.6% and 26.8% for the three months ended December 31, 2020 and 2019, respectively, applied to adjusted income before income taxes.

	Year Ended December 31, 2020			Year Ended December 31, 2019
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net (loss) income attributable to Planet Fitness, Inc.(1)	$(14,991)	80,303	$(0.19)	$117,695	83,619	$1.41
Assumed exchange of shares(2)	(213)	6,293		17,718	8,739
Net (loss) income	(15,204)			135,413
Adjustments to arrive at adjusted income before income taxes(3)	19,399	570		64,937
Adjusted income before income taxes	4,195			200,350
Adjusted income taxes(4)	1,116			53,694
Adjusted Net Income	$3,079	87,166	$0.04	$146,656	92,358	$1.59
(1)Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.
(2)Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and shares of Class B common stock for shares of Class A common stock.
(3)Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes, and the impact of dilutive stock options and RSUs.
(4)Represents corporate income taxes at an assumed effective tax rate of 26.6% and 26.8% for the years ended December 31, 2020 and 2019, respectively, applied to adjusted income before income taxes.